Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ:  PACW)

Contact:	Matthew P. Wagner	Victor R. Santoro
	Chief Executive Officer	Executive Vice President & CFO
	PacWest Bancorp	PacWest Bancorp
	10250 Constellation Boulevard	10250 Constellation Boulevard
	Suite 1640	Suite 1640
	Los Angeles, CA 90067	Los Angeles, CA 90067
Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	APRIL 8, 2014

PACWEST BANCORP ANNOUNCES THE COMPLETION OF ITS MERGER
WITH CAPITALSOURCE INC.

— Combined entity has over $15 billion in assets and is the 6th largest publicly-traded bank headquartered in California —

— Combined entity has 81 branches throughout California —

—Five CapitalSource Directors join the PacWest Board of Directors —

— CapitalSource Bank merged into Pacific Western Bank —

— Integration and systems conversion scheduled for weekend of April 12, 2014 —

Los Angeles, California...PacWest Bancorp (NASDAQ:  PACW) (“PacWest”) today announced that on April 7, 2014, it completed its previously announced merger with CapitalSource Inc. (NYSE: CSE) (“CapitalSource”).  CapitalSource Bank, a wholly-owned subsidiary of CapitalSource, merged with and into PacWest’s banking subsidiary, Pacific Western Bank.

The acquisition, which was first announced on July 22, 2013, was concluded following receipt of shareholder approval from both institutions and all required regulatory approvals.  As of December 31, 2013, CapitalSource had $8.9 billion in assets and PacWest had $6.5 billion in assets.  As of December 31, 2013, on a pro forma combined basis with CapitalSource, PacWest had approximately $15.4 billion in assets.

Upon closing, PacWest created the CapitalSource division of Pacific Western Bank.  This division, which will operate under the CapitalSource name, will continue to serve businesses nationwide with a full spectrum of middle-market lending.  Pacific Western Bank, through its combined network of 81 branches throughout California, will continue to serve small and medium-sized businesses with financing solutions, cash management and deposit services.

Matt Wagner, CEO of PacWest Bancorp and Pacific Western Bank, stated, “The culmination of this merger is a huge win for stockholders and customers of both institutions.  The combined company has a nationwide lending engine with excellent credit quality and an enviable deposit and community banking franchise.  Customers of both institutions will benefit from a broader array of lending and deposit services than either institution offered alone.”

Jim Pieczynski, former CEO of CapitalSource who joined PacWest as a director and as President of the CapitalSource division of Pacific Western Bank, commented, “Our management teams have blended extremely well and are committed to the success of the combined organization.  From deposit gathering among CapitalSource borrowers to broader lending to Pacific Western Bank customers, the integration of the two institutions has gone well.”

In the merger with CapitalSource, each share of CapitalSource common stock was converted into the right to receive $2.47 in cash and 0.2837 of a share of PacWest Bancorp common stock. PacWest is issuing an aggregate of approximately 56.7 million shares of PacWest common stock to CapitalSource stockholders.  Based on the closing price of PacWest’s common stock on April 7, 2014 of $45.83 per share, the aggregate consideration payable to CapitalSource common stockholders and holders of equity awards to acquire CapitalSource common stock is approximately $3.1 billion.

Former holders of CapitalSource common stock and equity awards to acquire CapitalSource common stock as a group received shares of PacWest common stock in the merger constituting approximately 55% of the outstanding shares of PacWest common stock immediately after the merger. As a result, holders of PacWest common stock immediately prior to the merger, as a group, own approximately 45% of the outstanding shares of the PacWest common stock immediately after the merger.

As previously announced, the integration of CapitalSource Bank’s deposit system and the conversion of CapitalSource Bank’s branches to Pacific Western Bank’s operating platform are scheduled to be completed over the weekend of April 12, 2014. CapitalSource has 21 branches, twelve of which are being closed in the consolidation with Pacific Western Bank at the close of business on April 11, 2014.  One overlapping Pacific Western branch is being closed at the close of business on April 11, 2014 as well.  All remaining branches will re-open on Monday April 14, 2014 as Pacific Western Bank branches.

ABOUT PACWEST BANCORP

PacWest is a bank holding company with $6.5 billion in assets as of December 31, 2013, with one wholly-owned banking subsidiary, Pacific Western Bank (“PWB”).  On a pro forma combined basis with CapitalSource Inc., PacWest had approximately $15.4 billion in assets as of December 31, 2013. Through 81 full-service branches, including the nine acquired CapitalSource Bank branches which will be integrated over the weekend of April 12, 2014, PWB provides commercial banking services, including real estate, construction, and commercial loans, to small and medium-sized businesses.  PWB’s branches are located throughout California.  Pacific Western’s divisions CapitalSource, First Community Financial and Pacific Western Equipment Finance, and its subsidiaries BFI Business Finance and Celtic Capital Corporation, deliver a full spectrum of financing solutions nationwide across many industries and property types. To learn more about PacWest Bancorp, visit www.pacwestbancorp.com.  For more information about Pacific Western Bank and CapitalSource, please visit www.pacificwesternbank.com and www.capitalsource.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company, and include, among others, statements about the benefits of the business combination transaction involving PacWest and CapitalSource, including expectations with respect to future financial and operational performance, and other statements that are not historical facts. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties relating to the transaction with CapitalSource include, but are not limited to, the ability to successfully integrate the two institutions and achieve expected synergies and operating efficiencies on the expected timeframe. For a discussion of risks and uncertainties relating to PacWest’s and CapitalSource’s businesses, investors and security holders are urged to read PacWest’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. Forward-looking statements speak only as of the date they are made, and PacWest assumes no obligation to update such forward-looking statements.

The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com and those documents and the documents filed by CapitalSource may be obtained at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

Contact information:

Matt Wagner, Chief Executive Officer, (310) 728-1020

Vic Santoro, Executive Vice President and Chief Financial Officer, (310) 728-1021